UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 17, 2013
Date of Report (Date of earliest event reported)

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other events

 Agenus Inc. announced today that a recent analysis from a Phase 2 trial in patients with newly diagnosed glioblastoma multiforme (GBM) treated with Prophage Series G-100 (HSPPC-96) in combination with the current standard of care (radiation and temozolomide) showed an almost 18 month median progression free survival (PFS), which represents a 160% increase versus current standard of care alone. This analysis confirms continuation of the positive trends from the Phase 2 HSPPC-96 newly diagnosed GBM trial first reported at the 81st American Association of Neurological Surgeons (AANS) Annual Scientific Meeting in May 2013.

Based on these findings, Agenus plans to hold an end of Phase 2 meeting with the US Food and Drug Administration to discuss a Phase 3 trial that could potentially lead to marketing approval of the HSPPC-96 vaccine as a treatment for patients with newly diagnosed GBM.

The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

99.1      Press Release dated September 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date:	September 17, 2013	By:	/s/ Garo H. Armen

Garo H. Armen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated September 17, 2013